Exhibit (e)(4)

SUPPLEMENT TO

DISTRIBUTION CONTRACT

PIMCO ETF Trust

840 Newport Center Drive

Newport Beach, California 92660

October 31, 2012

PIMCO Investments LLC

1633 Broadway

New York, NY 10019

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Delaware statutory trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time.

2. The Trust and the Distributor have entered into a Distribution Contract (the “Contract”) dated November 9, 2010, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust on the Effective Date as that term is defined in the Contract.

3. The Trust and the Distributor hereby agree to amend Schedule A to the Contract to reflect name changes for certain series of the Trust. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO ETF Trust

By:	/s/ Henrik P. Larsen
Title:	Vice President

ACCEPTED:

PIMCO INVESTMENTS LLC

By:	/s/ Jonathan D. Short
Title:	Chairman

SCHEDULE A

Distribution Contract

between PIMCO ETF Trust and

PIMCO Investments LLC

October 31, 2012

This contract relates to the following Funds:

PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund
PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund
PIMCO Australia Bond Index Exchange-Traded Fund
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund
PIMCO Broad U.S. Treasury Index Exchange-Traded Fund
PIMCO Build America Bond Exchange-Traded Fund
PIMCO Canada Bond Index Exchange-Traded Fund
PIMCO Enhanced Short Maturity Exchange-Traded Fund
PIMCO Foreign Currency Strategy Exchange-Traded Fund
PIMCO Germany Bond Index Exchange-Traded Fund
PIMCO Global Advantage® Inflation-Linked Bond Exchange-Traded Fund
PIMCO Government Limited Maturity Exchange-Traded Fund
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund
PIMCO Intermediate Municipal Bond Exchange-Traded Fund
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund
PIMCO Prime Limited Maturity Exchange-Traded Fund
PIMCO Short Term Municipal Bond Exchange-Traded Fund
PIMCO Total Return Exchange-Traded Fund